As filed with the Securities and Exchange Commission on November 28, 2000. File No.
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------
                                 FONECASH, INC.
             (Exact Name of Registrant as Specified in Its Charter)

       Delaware                                               22-3530573
(State or Other Jurisdiction of                           (I.R.S.  Employer
Incorporation or Organization)                            Identification Number)

                           90 Park Avenue, Suite 1700
                               New York, NY 10016
                     (Address of Principal Executive Offices)

                       Consulting Agreement of John Taylor
                            (Full title of the plan)

                     Consulting Agreement of Donald Sheppard
                            (Full title of the plan)

                               Retainer Agreement
                            (Full title of the plan)

                         Daniel E. Charboneau, President
                           90 Park Avenue, Suite 1700
                               New York, NY 10016
                     (Name and address of agent for service)

                                 (212) 984-0641
          (Telephone number, including area code, of agent for service)
                             ----------------------
                                   Copies to:
                             Jeffrey A. Rinde, Esq.
                               Bondy & Schloss LLP
                         6 East 43rd Street, 25th Floor
                            New York, New York 10017
                              Phone: (212) 661-3535
                               Fax: (212) 972-1677

                            CALCULATION OF REGISTRATION FEE

Title of                          Proposed         Proposed
Securities                        Maximum          Maximum
to be             Amount to be    Offering Price   Aggregate        Amount of
Registered        Registered      Per Share        Offering Price   Registration Fee
----------------  --------------  ---------------  ---------------  ------------------
Common Stock,           250,000   $        0.5312  $       132,800  $         35.05(2)
par value $.0001       shares(1)
per share
----------------  --------------  ---------------  ---------------  ------------------
Common Stock,            150,000  $        0.5312  $        79,680  $         21.04(4)
par value $.0001        shares(3)
per share
----------------  --------------  ---------------  ---------------  ------------------
Common Stock,            200,000  $        0.5312  $       106,240  $         28.05(6)
par value $.0001        shares(5)
per share
----------------  --------------  ---------------  ---------------  ------------------
TOTAL             600,000 shares                   $       318,720  $           100.00
----------------  --------------  ---------------  ---------------  ------------------

(1)  Represents  250,000  shares  of  Common  Stock  to  be  issued to a consultant as compensation  for  services  rendered  pursuant  to  his  consulting  agreement.

(2)  Estimated  solely  for  purposes  of  calculating  the filing fees and calculated pursuant to Rule 457(c) under the Securities Act based upon the average of the bid and asked  price  as  of  November  20,  2000.

(3)  Represents  150,000  shares  of  Common  Stock  to  be  issued to a consultant as compensation  for  services  rendered  pursuant  to  his  consulting  agreement.

(4)  Estimated  solely  for  purposes  of  calculating  the filing fees and calculated pursuant to Rule 457(c) under the Securities Act based upon the average of the bid and asked  price  as  of  November  20,  2000.

(5)  Common  Stock  issued  to  the  Registrant's  general  counsel for legal services rendered.

(6)  Estimated  solely  for  purposes  of  calculating  the filing fees and calculated pursuant to Rule 457(c) under the Securities Act based upon the average of the bid and asked  price  as  of  November  20,  2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     Note: The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission ("Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in the registration statement in Item 3 of
Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

     This Registration Statement on Form S-8 (the "Registration Statement") of FoneCash, Inc., a Delaware corporation, (the "Registrant") covers 600,000 shares of the Registrant's common stock, par value $.0001 per share ("Common Stock").


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.    INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The following documents filed by the Registrant with the Commission are incorporated herein by reference:

          (a)     Registration  of  Securities on Form 10-SB/A filed on June 12,
2000.

          (b)(i) Quarterly Report on Form 10-QSB/A filed on June 19, 2000 for the quarter ended March 31, 2000.

             (ii) Quarterly Report on Form 10-QSB filed on August 14, 2000 for the quarter ended June 30, 2000.

            (iii) Quarterly Report on Form 10-QSB filed on November 22, 2000 for the quarter ended September 30, 2000.

          (c) The description of securities contained in the Registrant's Registration of Securities pursuant to Section 12(g) of the Act dated June 12, 2000.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM  4.  DESCRIPTION  OF  SECURITIES.

     Not  applicable

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

     Bondy & Schloss LLP serves as general counsel to the Registrant and currently owns 200,000 shares of Common Stock of the Registrant which shares are being registered herein.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     The Delaware General Corporation Law (the "DGCL"), in general, allows corporations to indemnify their directors and officers against expenses actual and reasonable in connection with a proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation. In the case of a criminal action or proceeding, the director or officer must have had no reasonable cause to believe that the person's conduct was unlawful. The DGCL also provides that indemnification is not exclusive, and a corporation may make any other or further indemnification under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, however no indemnification shall be made in respect of any claim which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. However, according to the certificate of incorporation a director will be liable (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for liability under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED.

     Not  Applicable.

ITEM  8.  EXHIBITS.

EXHIBIT NO.        DESCRIPTION
----------         -----------

5.1 * Opinion of Bondy & Schloss LLP as to the legality of the securities being offered.
23.1               * Consent  of Bondy & Schloss LLP  (included in Exhibit 5.1).
23.2               * Consent of Stewart H. Benjamin Certified Public Accountant,
                   PC.

24.1               * Powers   of   Attorney   (included  on  p.  II-4   of  this
                   Registration Statement).
99.1 *Consulting Agreement between the Registrant and John Taylor dated November 20, 2000.
99.2 *Consulting Agreement between the Registrant and Donald Sheppard dated November 20, 2000.

-------------
* Filed herewith.


ITEM  9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY on the 28th day of November, 2000.

                                             FONECASH,  INC.

                                             By:  /s/  Daniel E. Charboneau
                                                --------------------------------
                                                Daniel E. Charboneau, President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 28th day of November, 2000.

      SIGNATURE                          TITLE
      ---------                          -----

/s/Daniel E. Charboneau                  Chief Executive Officer, President
-------------------------                and Chairman
Daniel E. Charboneau

/s/John Jiann-Shong Wu                   Director
-------------------------
John Jiann-Shong Wu

/s/ Daniel S. MacDonald                  Director
-------------------------
Daniel S. MacDonald

/s/Arthur Murphy                         Director
-------------------------
Arthur Murphy

/s/ Carmine Auditore                     Director
-------------------------
Carmine Auditore

/s/John Gill                             Vice President, Chief Financial Officer
-------------------------
John Gill

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel E. Charboneau, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) of and supplements to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed by the following persons in the capacities indicated on the 28th day of November, 2000.

      SIGNATURE                          TITLE
      ---------                          -----

/s/Daniel E. Charboneau                  Chief Executive Officer, President
-------------------------                and Chairman
Daniel E. Charboneau

/s/John Jiann-Shong Wu                   Director
-------------------------
John Jiann-Shong Wu

/s/ Daniel S. MacDonald                  Director
-------------------------
Daniel S. MacDonald

/s/Arthur Murphy                         Director
-------------------------
Arthur Murphy

/s/ Carmine Auditore                     Director
-------------------------
Carmine Auditore

/s/John Gill                             Vice President, Chief Financial Officer
-------------------------
John Gill

                                  EXHIBIT INDEX


INDEX AND DESCRIPTION OF EXHIBITS


EXHIBIT NO.        DESCRIPTION
----------         -----------

5.1 * Opinion of Bondy & Schloss LLP as to the legality of the securities being offered.
23.1               * Consent  of Bondy & Schloss LLP  (included in Exhibit 5.1).
23.2               * Consent of Stewart H. Benjamin Certified Public Accountant,
                   PC.
24.1               * Powers   of   Attorney   (included  on  p.  II-4   of  this
                   Registration Statement).
99.1 *Consulting Agreement between the Registrant and John Taylor dated November 20, 2000.
99.2 *Consulting Agreement between the Registrant and Donald Sheppard dated November 20, 2000.

-------------
* Filed herewith.